Altus Power, Inc. Announces Full Year and
Fourth Quarter 2021 Financial Results

Fourth Quarter and Full Year 2021 Financial Highlights

•Generated revenues of $71.8 million for full year 2021, an increase of 59% over full year 2020
•Full year 2021 GAAP net income of $13.0 million, as compared to 2020 net loss of $1.9 million
•Full year 2021 adjusted EBITDA of $41.0 million, an increase of 60% over full year 2020*
•Generated revenues of $21.6 million for fourth quarter 2021, an increase of 92% over fourth quarter 2020
•Fourth quarter 2021 GAAP net income of $14.5 million, as compared to fourth quarter 2020 net loss of $3.3 million
•Fourth quarter 2021 adjusted EBITDA of $12.9 million, an increase of 129% over fourth quarter 2021*
•Increased installed portfolio of solar generation assets to 362 megawatts across 18 states during 2021
Recent Business Highlights

•Increased actionable project pipeline to over 1 gigawatt driven by growing opportunity set
•Awarded 35 megawatts in New Jersey community solar pilot in November, leveraging Blackstone Industrial Real Estate portfolio
•Announced key hires Dan Alcombright as Chief Platform Officer, and Chris Shelton as Head of Investor Relations

STAMFORD, CT, March 24, 2022 – Altus Power, Inc. (NYSE: AMPS) (“Altus Power” or the “Company”), a leading clean electrification company, today announced results for the fourth quarter and full year 2021. Revenues for the full year 2021 were $71.8 million, compared with $45.3 million for full year 2020. The Company reported 2021 GAAP net income of $13.0 million, compared to a $1.9 million net loss in 2020. Adjusted EBITDA for 2021 totaled $41.0 million, with adjusted EBITDA margin of 57%.*
“In 2021, Altus Power continued to drive our business forward, providing clean electrification options to customers and growing our operating footprint. At the same time, we executed on strategic partnerships and added key personnel to provide for our growing customer pipeline,” said Lars Norell, Co-CEO of Altus Power. “Altus Power expects to continue our success through emphasis on streamlined customer acquisition, leveraging digital capabilities and deploying low cost capital.”
Commercial Momentum Continuing
During 2021, Altus Power increased the size of its portfolio of assets by over 50% to a total of 362 megawatts of installed capacity. In 2022 Altus Power will continue its close collaboration with Blackstone Real Estate and cultivate new relationships under its agreement with CBRE.
Since the close of its business combination with CBRE Acquisition Holdings in December, Altus Power and CBRE’s Renewable Energy Solutions team have quickly identified a pool of CBRE clients that could immediately benefit from Altus Power’s clean energy project development expertise. This process has yielded immediate results, and the Company looks forward to executing on these and additional opportunities in the near future.
“We’ve hit the ground running with the CBRE team in 2022,” said Gregg Felton, Co-CEO of Altus Power. “The types of commercial partnerships we’re exploring are exactly what we envisioned under our agreement with CBRE. We look forward to the opportunity to partner with additional CBRE clients to reduce their electricity costs and help decarbonize their operations.
“Work also continues with our long-time partner Blackstone to prioritize and execute on clean energy opportunities across their commercial real estate holdings, highlighted by our recent 35 megawatt community solar award which will be hosted on Blackstone industrial real estate in New Jersey,” continued Felton.

Altus Power continues to prioritize the digitization of its processes, which promises to further streamline origination and construction workflows and reduce costs as Altus Power scales its business.
“Our number one digitization goal is building out the technology infrastructure that leverages CBRE’s vast data resources, allowing us to efficiently capitalize on our new relationship,” said Julia Sears, Chief Digital Officer at Altus Power. “By leveraging our enhanced technology platform to clearly identify the massive value Altus Power can deliver to our clients, we will be able to convert prospects into customers more efficiently, including for the ever-growing Community Solar market. Whether evaluating building and usage data, measuring client consumption, or managing our operations from initial customer engagement through construction and ongoing maintenance, we are investing in our technology platform to support all areas of our growth.”
Fourth Quarter Financial Results
Revenues during the fourth quarter of 2021 totaled $21.6 million, compared to $11.3 million during the same period of 2020, an increase of 92%.

Fourth quarter 2021 GAAP net income totaled $14.5 million, which included a $12.8 million one-time gain on sale, compared to a net loss of $3.3 million for the same period last year.
Adjusted EBITDA during the fourth quarter of 2021 was $12.9 million, compared to $5.6 million for the fourth quarter of 2020, a 129% increase.* The quarter over quarter growth in adjusted EBITDA is the result of increased revenue from additional solar energy facilities outpacing the increase of operating and general administrative expenses.*
Full Year 2021 Financial Results
Revenues for the full year 2021 totaled $71.8 million, an increase of 59% over 2020 full year revenue of $45.3 million, primarily due to the increased number of solar energy facilities in our portfolio.
GAAP net income for full year 2021 totaled $13.0 million, including a one-time gain on sale of $12.8 million, compared to a net loss of $1.9 million for 2020.
Adjusted EBITDA for the full year 2021 totaled $41.0 million, an increase of 60% over 2020 adjusted EBITDA of $25.6 million, due to the growth in revenue from additional solar energy facilities outpacing the increase of operating and general administrative expenses.*
Balance Sheet and Liquidity
Altus Power ended 2021 with $326 million in unrestricted cash, and $546 million of total debt, resulting in net debt of $220 million. The Company expects to fund its operations using available cash, additional borrowings under debt facilities and third-party tax equity, for the foreseeable future.
Initiating 2022 Adjusted EBITDA guidance
Today Altus Power is initiating a 2022 adjusted EBITDA guidance range of $57-63 million, nearly 50% growth over 2021 at the midpoint.* Management focuses on adjusted EBITDA and adjusted EBITDA margin as key measures of profitable growth and approximation of cash flow generation. Management will give further details on guidance during the Company’s earnings call.
Conference Call Information
The Altus Power management team will host a conference call to discuss its full year and fourth quarter 2021 financial results on Friday, March 25, 2022, at 8:30 a.m. Eastern Time. The call can be accessed via a live webcast accessible on the Events & Presentations page in the Investor Relations section of Altus Power’s website at www.altuspower.com. An archive of the webcast will be available after the call on the Investor Relations section of Altus Power’s website as well.
Use of Non-GAAP Financial Information
*We present our operating results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We believe certain financial measures, such as adjusted EBITDA and adjusted EBITDA margin provide users of our financial statements with supplemental information that may be useful in evaluating our business. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We define adjusted EBITDA as net income (loss) plus net interest expense, depreciation, amortization and accretion expense, income tax expense, acquisition and entity formation costs, non-cash compensation expense, and excluding the effect of certain non-recurring items we do not consider to be indicative of our ongoing operating performance such as, but not limited to, gain on fair value remeasurement of contingent consideration, gain on disposal of property, plant and equipment, change in fair value of redeemable warrant liability, change in fair value of alignment shares, loss on extinguishment of debt, and other miscellaneous items of other income and expenses.
Adjusted EBITDA is a non-GAAP financial measure that we use as a performance measure. We believe that investors and securities analysts also use adjusted EBITDA in evaluating our operating performance. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The GAAP measure most directly comparable to adjusted EBITDA is net income. The presentation of adjusted EBITDA should not be construed to suggest that our future results will be unaffected by non-cash or non-recurring items. In addition, our calculation of adjusted EBITDA is not necessarily comparable to adjusted EBITDA as calculated by other companies.
We believe adjusted EBITDA is useful to management, investors and analysts in providing a measure of core financial performance adjusted to allow for comparisons of results of operations across reporting periods on a consistent basis. These adjustments are intended to exclude items that are not indicative of the ongoing operating performance of the business. Adjusted EBITDA is also used by our management for internal planning purposes, including our consolidated operating budget, and by our board of directors in setting performance-based compensation targets. Adjusted EBITDA should not be considered an alternative to but viewed in conjunction with GAAP results, as we believe it provides a more complete understanding of ongoing business performance and trends than GAAP measures alone. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.
Altus Power does not provide GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty and without unreasonable effort, items such as acquisition and entity formation costs, gain on fair value remeasurement of contingent consideration, change in fair value of redeemable warrant liability, change in fair value of alignment shares. These items are uncertain, depend on various factors, and could be material to Altus Power’s results computed in accordance with GAAP.
About Altus Power, Inc.
Altus Power, based in Stamford, Connecticut, is the nation’s premier clean electrification company. Altus Power serves its commercial, industrial, public sector and community solar customers by developing, owning and operating locally sited solar generation, energy storage, and EV charging infrastructure across 18 states from Vermont to Hawaii. Visit altuspower.com to learn more.
Forward-Looking Statements
This press release contains forward-looking statements. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “could”, “continue”, “expect”, “estimate”, “may”, “plan”, “outlook”, “future” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Altus Power’s future prospects, developments and business strategies. These statements are based on Altus Power’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.
Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Altus Power’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (1) the ability of Altus Power to maintain its listing on the New York Stock Exchange; (2) the ability to recognize the anticipated benefits of the recently completed business combination and related transactions (the “Transactions”), which may be affected by, among other things, competition, the ability of Altus Power to grow and manage growth profitably, maintain relationships with customers, business partners, suppliers and agents and retain its management and key employees; (3) costs related to the Transactions; (4) changes in applicable laws or regulations; (5) the possibility that Altus Power may be adversely affected by other economic, business, regulatory and/or competitive factors; (6) the impact of COVID-19 on Altus Power’s business; and (7) the failure to realize anticipated pro forma results and underlying assumptions related to the Transactions.
Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found under the heading “Risk Factors” in Altus Power’s Form 10-K filed with the Securities and Exchange Commission on March 24th, 2022, as well as the other information we file with the Securities and Exchange Commission., as well as the other information we file with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Altus Power undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.
This press release is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Altus Power and is not intended to form the basis of an investment decision in Altus Power. All subsequent written and oral forward-looking statements concerning Altus Power or other matters and attributable to Altus Power or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Altus Power Contacts
For Media:
Cory Ziskind
ICR, Inc.
AltusPowerPR@icrinc.com

For Investors:
Chris Shelton, Head of IR
Caldwell Bailey, ICR, Inc.
InvestorRelations@altuspower.com

Altus Power, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Operating revenues, net	$21,578	$11,265	$71,800	$45,278
Operating expenses
Cost of operations (exclusive of depreciation and amortization shown separately below)	4,024	2,633	14,029	9,661
General and administrative	4,731	3,032	16,915	10,143
Depreciation, amortization and accretion expense	6,800	3,522	20,967	11,932
Acquisition and entity formation costs	303	575	1,489	1,015
Gain on fair value remeasurement of contingent consideration	(400)	—	(2,800)	—
Gain on disposal of property, plant and equipment	(12,842)	—	(12,842)	—
Total operating expenses	$2,616	$9,762	$37,758	$32,751
Operating income	18,962	1,503	34,042	12,527
Other (income) expenses
Change in fair value of redeemable warrant liability	2,332	—	2,332	—
Change in fair value of alignment shares liability	(5,013)	—	(5,013)	—
Other (income) expense, net	(593)	154	245	258
Interest expense, net	5,971	3,730	19,933	14,073
Loss on extinguishment of debt	—	—	3,245	—
Total other expense	$2,697	$3,884	$20,742	$14,331
Income (loss) before income tax expense	$16,265	$(2,381)	$13,300	$(1,804)
Income tax expense	(1,792)	(964)	(295)	(83)
Net income (loss)	$14,473	$(3,345)	$13,005	$(1,887)
Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	7,285	(334)	7,099	(8,680)
Net income (loss) attributable to Altus Power, Inc.	$7,188	$(3,011)	$5,906	$6,793
Net income (loss) per share attributable to common stockholders
Basic	$0.07	$(0.03)	$0.06	$0.08
Diluted	$0.06	$(0.03)	$0.06	$0.07
Weighted average shares used to compute net income (loss) per share attributable to common stockholders
Basic	104,653,303	88,741,089	92,751,839	88,741,089
Diluted	109,155,128	88,741,089	96,603,428	90,858,718

Altus Power, Inc.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	As of December 31,
	2021	2020
Assets
Current assets:
Cash	$325,983	$33,832
Current portion of restricted cash	2,544	3,465
Accounts receivable, net	9,218	5,752
Other current assets	6,659	1,748
Total current assets	344,404	44,797
Restricted cash, noncurrent portion	1,794	909
Property, plant and equipment, net	745,711	519,394
Intangible assets, net	16,702	11,758
Goodwill	601	—
Other assets	4,037	4,702
Total assets	$1,113,249	$581,560
Liabilities, redeemable noncontrolling interests, and stockholders' equity
Current liabilities:
Accounts payable	$3,591	$1,571
Interest payable	4,494	2,665
Purchase price payable	—	2,638
Current portion of long-term debt	21,143	35,209
Other current liabilities	3,663	1,369
Total current liabilities	32,891	43,452
Redeemable warrant liability	49,933	—
Alignment shares liability	127,474	—
Long-term debt, net of unamortized debt issuance costs and current portion	524,837	353,934
Intangible liabilities, net	13,758	4,647
Asset retirement obligations	7,628	4,446
Deferred tax liabilities, net	9,603	11,001
Other long-term liabilities	5,587	6,774
Total liabilities	$771,711	$424,254
Commitments and contingent liabilities
Redeemable noncontrolling interests	15,527	18,311
Stockholders' equity
Common stock $0.0001 par value; 988,591,250 shares authorized as of December 31, 2021 and 2020; 153,648,830 and 89,999,976 shares issued and outstanding as of December 31, 2021 and 2020, respectively	15	9
Preferred stock $0.0001 par value; 10,000,000 shares authorized; zero shares issued and outstanding as of December 31, 2021 and 2020	—	—
Additional paid-in capital	406,259	205,772
Accumulated deficit	(101,356)	(80,802)
Total stockholders' equity	$304,918	$124,979
Noncontrolling interests	21,093	14,016
Total equity	$326,011	$138,995
Total liabilities, redeemable noncontrolling interests, and stockholders' equity	$1,113,249	$581,560

Altus Power, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year ended December 31,
	2021	2020
Cash flows from operating activities
Net income (loss)	$13,005	$(1,887)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation, amortization and accretion	20,967	11,932
Unrealized (gain) loss on interest rate swaps	(324)	82
Deferred tax expense	219	60
Amortization of debt discount and financing costs	2,873	2,538
Loss on extinguishment of debt	3,245	—
Change in fair value of redeemable warrant liability	2,332	—
Change in fair value of alignment shares liability	(5,013)	—
Remeasurement of contingent consideration	(2,800)	—
Gain on disposal of property, plant and equipment	(12,842)	—
Stock-based compensation	148	82
Other	104	780
Changes in assets and liabilities, excluding the effect of acquisitions
Accounts receivable	162	(1,287)
Due from related parties	—	3
Other assets	(4,647)	495
Accounts payable	2,001	(1,477)
Interest payable	1,909	1,769
Other liabilities	2,365	(794)
Net cash provided by operating activities	23,704	12,296
Cash flows from investing activities
Capital expenditures	(14,585)	(36,677)
Payments to acquire businesses, net of cash and restricted cash acquired	(201,175)	(110,691)
Payments to acquire renewable energy facilities from third parties, net of cash and restricted cash acquired	(27,364)	(23,381)
Proceeds from disposal of property, plant and equipment	19,910	—
Payments for customer and site lease acquisitions	—	(893)
Other	(36)	300
Net cash used for investing activities	(223,250)	(171,342)
Cash flows from financing activities
Proceeds from issuance of long-term debt	311,053	205,808
Repayments of long-term debt	(160,487)	(55,754)
Payment of debt issuance costs	(2,628)	(1,584)
Payment of debt extinguishment costs	(1,477)	—
Distributions to common equity stockholder	—	(22,500)
Proceeds from the Merger and PIPE financing	637,458	—
Payment of transaction costs related to the Merger	(55,442)	—
Proceeds from issuance of common stock and Series A preferred stock	82,000	31,500
Repayment of Series A preferred stock	(290,000)	—
Payment of dividends and commitment fees on Series A preferred stock	(22,207)	(12,950)
Payment of contingent consideration	(153)	(501)
Contributions from noncontrolling interests	3,846	23,927
Redemption of noncontrolling interests	(5,324)	(1,524)
Distributions to noncontrolling interests	(4,978)	(1,307)
Net cash provided by financing activities	491,661	165,115
Net increase in cash and restricted cash	292,115	6,069
Cash and restricted cash, beginning of year	38,206	32,137
Cash and restricted cash, end of year	$330,321	$38,206

Non-GAAP Financial Reconciliation

Reconciliation of GAAP reported Net Income to non-GAAP adjusted EBITDA:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Reconciliation of Net income (loss) to Adjusted EBITDA:
Net income (loss)	$ 14,473	$ (3,345)	$ 13,005	$ (1,887)
Income tax expense	1,792	964	295	83
Interest expense, net	5,971	3,730	19,933	14,073
Depreciation, amortization and accretion expense	6,800	3,522	20,967	11,932
Non-cash compensation expense	37	21	148	82
Acquisition and entity formation costs	303	575	1,489	1,015
Gain on fair value remeasurement of contingent consideration	(400)	-	(2,800)	-
Gain on disposal of property, plant and equipment	(12,842)	-	(12,842)	-
Change in fair value of redeemable warrant liability	2,332	-	2,332	-
Change in fair value of alignment shares liability	(5,013)	-	(5,013)	-
Loss on extinguishment of debt	-	-	3,245	-
Other (income) expense, net	(593)	154	245	258
Adjusted EBITDA	$ 12,860	$ 5,621	$ 41,004	$ 25,556